SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                               BALTEK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                               BALTEK CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 23, 2002


To The Shareholders:

     Notice is hereby given that the annual meeting of Shareholders of Baltek Corporation will be held at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey, on May 23, 2002, at 10:00 A.M. (Eastern Daylight Time):

1. To elect seven (7) directors of the Company to hold office for the ensuing year;

2. To approve the appointment of Deloitte & Touche LLP, Certified Public Accountants, as the independent auditors of the Company for 2002; and

3. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement relating to such meeting is enclosed herewith. The Annual Report of the Company for the fiscal year ended December 31, 2001 is also enclosed. Shareholders of record at the close of business on April 12, 2002 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of whether or not you plan to attend in person. You are therefore urged to sign, date and return the enclosed proxy card in the envelope provided.



                                            By Order of the Board of Directors



                                                   /s/MARGOT W. KOHN
                                                   -----------------
                                                   MARGOT W. KOHN
                                                       Secretary

Northvale, New Jersey
April 23, 2002

 ------------------------------------------------------------------------------
       Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.
 ------------------------------------------------------------------------------

                                 PROXY STATEMENT

                               BALTEK CORPORATION
                                  P.O. Box 195
                                10 Fairway Court
                           Northvale, New Jersey 07647

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 2002

To the Shareholders of Baltek Corporation:

     This statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of Baltek Corporation (the "Company") to be held at 10:00 A.M. Eastern Daylight Time on May 23, 2002 at the offices of Baltek Corporation, 10 Fairway Court, Northvale, New Jersey and at any adjournments thereof. All shareholders of record at the close of business on April 12, 2002 are entitled to notice of and to vote at the meeting. Proxy Cards and Proxy Statements are expected to be mailed to shareholders on or about April 23, 2002. The stock transfer books will not be closed. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

     Any proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the directions of the shareholder. Any shareholder giving a proxy has the power to revoke it in person or by a writing delivered to the Secretary of the Company at any time before it is exercised. All expenses incurred in connection with this solicitation will be borne by the Company.

     The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. However, if any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

     At the close of business on April 12, 2002, the Company had outstanding 2,390,383 shares of Common Stock. Each share has one vote. Unless the context otherwise indicates, the term "Company" refers to Baltek Corporation.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's common stock at April 12, 2002 by each person known to the Company to be the beneficial owner at that date of more than 5 percent of the outstanding common stock of the Company, by each director, and by all directors and officers of the Company as a group (1):





                Name and Address                            Number      Percent
                of Beneficial Owner(2)                   of Shares     of Class
                -------------------                      ---------     --------
                Jacques Kohn (a)                         1,138,446         47.6

                Jean Kohn (a)                            1,138,446         47.6

                Bernard Kohn (a)                         1,138,446         47.6

                Henri-Armand Kohn                           11,963            *

                Reich & Tang Asset Management              189,800          7.9
                L.P. (b)

                Benson J. Zeikowitz                            200            *

                Bernard J. Wald                                -0-            *

                William F. Nicklin                          37,000          1.5

                Margot W. Kohn (c)                             -0-            *

                All  directors and officers as a         1,187,609         49.7
                group (11 persons)
------------
* Less than 1%

(a) The shares owned by Jacques, Jean and Bernard Kohn are subject to a voting agreement, dated March 5, 2001, pursuant to which such persons have agreed to vote their shares on all matters in accordance with a majority vote of the three individuals. In addition, Jacques and Jean Kohn have agreed that if they propose to sell any of their shares to a third party, Bernard Kohn may elect to participate in such sale on a pro rata basis. Further, Bernard Kohn has agreed to sell the 199,316 shares owned of record by him to the Company at the market price in three remaining annual installments on January 1, 2003 and the next two anniversaries thereof.

(b) Successor to New England Investment Companies L.P. as the owner of the shares listed.

(c) Margot W. Kohn disclaims any beneficial interest in shares owned by her husband, Jacques Kohn.

(1) For purpose of the above table, beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Other than with respect to officers and directors of the Company, the information in this table is based solely upon the information contained in the Form 13G filed by the named entity with the Securities and Exchange Commission.

(2) The address for all of the named individuals is c/o Baltek Corporation, 10 Fairway Court, Northvale, N.J. 07647. The address for Reich & Tang Asset Management, L.P. is 600 Fifth Avenue, New York, NY 10020.

                             ELECTION OF DIRECTORS

     Seven (7) Directors are to be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and shall have qualified.

     The members of the Board of Directors are elected by a plurality of the shares present or represented at this meeting and voting on the election of directors.

     Unless otherwise instructed, shares represented by the proxies will be voted for the election of the nominees listed below, all of whom are members of the present Board of Directors. All of the members of the Board of Directors were elected to their present term of office by the vote of the Shareholders at the annual meeting of the Company on May 24, 2001.

     The table below sets forth each nominee for election as a Director (based on information supplied by them), their name, their age and their principal occupation or employment during the past five years.

                         INFORMATION CONCERNING NOMINEES



                                   Principal Occupation
                                   or Employment by the           Has Served
                                       Company unless            as Director
Name                                otherwise indicated             Since               Age
----                            ------------------------          ----------            ---
Jacques Kohn (b)                President & CEO                   1969 (a)               80

Jean Kohn (b)                   Executive Vice President          1969 (a)               77

Henri-Armand Kohn (b)           Executive Vice President          1997                   52

Benson J. Zeikowitz (c)         Management Consultant             1969 (a)               75

Bernard J. Wald (d)             Member of Law Firm of             1998                   69
                                Herzfeld & Rubin, P.C.

Margot W. Kohn (b)              Secretary                         1975 (a)               76

William F. Nicklin (e)          Senior Vice President -           1981 (a)               58
                                UBS PaineWebber



(a)  Has been a Director of the Company and its predecessors for over 20 years.

(b) Jacques Kohn and Jean Kohn are brothers. Henri-Armand Kohn is the son of Jean Kohn. Margot W. Kohn is the wife of Jacques Kohn.

(c) For over 20 years, up until January 1, 1998, Benson Zeikowitz served as Treasurer of the Company.

(d) Legal services are provided to the Company by the law firm of Herzfeld & Rubin, P.C.

(e) Mr. Nicklin is a member of the Board of Directors of Carco Electronics, a corporation registered under Section 12 of the Exchange Act. None of the other nominees are members of the Board of Directors of any corporations registered under Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act.

     The Board of Directors has an Audit Committee, the current members of which are William F. Nicklin, Benson Zeikowitz and Bernard J. Wald. The functions of the Audit Committee comprise generally the following: recommend to the Board of Directors the firm of independent accountants to serve the Company each fiscal year; review the scope, fees and results of the audit by the independent accountants; and review the internal accounting control procedures of the Company and compliance with those procedures and policies. The Audit Committee met five times during the fiscal year ended 2001.

     The Board of Directors also has a Compensation Committee, the current members of which are William F. Nicklin and Bernard J. Wald. The Compensation Committee is to review periodically, and at least annually, the current compensation of the officers of the Company and to determine whether an adjustment is to be made in the amount and kinds of compensation to be paid to each of the officers. The Compensation Committee held two meetings during the fiscal year ended 2001.

     The  Board  of  Directors  held  two  meetings  in  2001.   Jean  Kohn  and
Henri-Armand Kohn did not attend either of those meetings, and Benson J. Zeikowitz did not attend one of those meetings.

                             Audit Committee Report

        The Company's Audit Committee consists entirely of directors who meet the independence and financial experience requirements of NASDAQ.

     In fulfilling its responsibilities under its charter during 2001, the Committee reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements, and the Company's independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which includes Deloitte Consulting (collectively, "Deloitte & Touche"), who are responsible for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America.

     The Committee reviewed with the Company's independent auditors the overall scope and plans for their audit for 2001. The Committee also reviewed all fees paid to the independent auditors; these fees are described at the end of this report.

     The Committee also discussed with the independent auditors other matters required to be discussed with the Committee under auditing standards generally accepted in the United States of America.

     The Committee reviewed Deloitte & Touche's independence and, as part of that review, received the written disclosures and letter required by the Independence Standards Board, and considered whether Deloitte & Touche's provision of non-audit services to the Company was compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the U.S. Securities and Exchange Commission. The Committee and the Board have also recommended to shareholders the election of Deloitte & Touche as the Company's independent auditors for 2002.

Principal Accounting Firm Fees

     Aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by Deloitte & Touche:

Audit Fees                                                   $ 229,000

Financial Information Systems                                   None
  Design and Implementation Fees

All Other Fees                                               $ 130,000 (a)(b)

(a)  Includes fees for tax consulting and other non-audit services.

(b) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                               Executive Officers

     In addition to Jacques, Jean and Henri-Armand Kohn, the executive officers of the Company are as follows:

     Antonio R. Diaz, 66, served as Vice President, Latin American Operations of the Company for over five years.

     Antonio L. Diaz, 43, has served as Vice President, Latin American Operations since January 1, 2002. Prior thereto, he was Director for Latin America since May 1, 2001. Mr. Diaz was Manager of Supply Chain and Customer Service, Latin America Operations, at Wyeth Ayerst Pharmaceuticals for over five years before he joined the Company.

     Harold Gutmann, 50, has served as Vice President of U.S. Manufacturing of the Company since May of 2001. Prior thereto he was a plant manager for the Company for over five years.

     Margot W. Kohn, 76, has served as corporate Secretary of the Company for over 20 years.

     Thomas G. Preisel, 50, has served as Senior Vice President and Chief Operating Officer since May of 2001. Prior thereto he was Vice President of Operations & Sales/Marketing of the Company for over five years.

     Ronald Tassello, 44, has served as Chief Financial Officer and Treasurer of the Company since May of 1998. Prior thereto he joined the Company as Controller in 1996.

                             Executive Compensation

     The following information is furnished with respect to the President of the Company, as the Chief Executive Officer (CEO), and the Company's four most highly compensated officers, other than the CEO (all five are referred to collectively as the "named executive officers").


                           SUMMARY COMPENSATION TABLE

                              Annual Compensation                   Long Term Compensation
                          -----------------------------   -----------------------------
                                                                 Awards         Payouts
                                                          --------------------- --------

       (a)          (b)      (c)        (d)       (e)       (f)         (g)       (h)       (i)
                                                 Other              Securities
                                                Annual   Restricted Underlying           All Other
Name and                                        Compen-    Stock     Options/     LTIP    Compen-
Principal Position  Year  Salary(1)  Bonus(2)  sation(3)  Award(s)   SARS(# )    Payout  sation(4)
                    ----  ---------  --------  ---------  --------   ---------   ------  ----------
Jacques Kohn        2001   $238,846    - 0-     $25,000      $0          0         $0       $5,997
President & CEO     2000   $236,763   $31,875   $14,502      $0          0         $0      $14,028
                    1999   $223,652   $33,548   $14,502      $0          0         $0      $12,753

Jean Kohn           2001   $238,846     -0-     $10,551      $0          0         $0       $5,997
Executive Vice      2000   $236,763   $31,875   $10,551      $0          0         $0      $14,028
President           1999   $223,652   $33,548   $10,551      $0          0         $0      $12,753

Antonio R. Diaz     2001   $215,000     -0-      $5,328      $0          0         $0       $5,997
Vice                2000   $212,917   $29,200    $5,328      $0          0         $0      $14,028
President-Latin     1999   $204,965   $30,745    $5,328      $0          0         $0      $12,753
American
Operations

Thomas Preisel      2001   $225,000     -0-      $2,099      $0          0         $0       $5,997
Senior Vice         2000   $213,750   $29,950    $2,099      $0          0         $0      $14,028
President and       1999   $210,082   $31,512    $2,099      $0          0         $0      $12,753
Chief Operating
Officer

Henri-Armand Kohn   2001   $282,374     -0-      $6,123      $0          0         $0       $5,997
Executive Vice      2000   $287,575   $36,800    $6,123      $0          0         $0      $14,028
President           1999   $258,295   $38,744    $6,123      $0          0         $0      $12,753

(1) The Company has adopted a non-qualified deferred compensation plan providing an election to all the participants to defer between 1 percent and 100 percent of salary. This plan is in addition to the deferred compensation plan the Company previously adopted under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"), pursuant to which participants may elect to defer between 1 and 15% of salary. Amounts deferred under the 401(k) Plan are paid over to the Plan Trustee. These plans do not provide for matching Company contributions. The amounts of salary listed in column (c) are the salaries of the named executive officers before any elective deferral under these plans. Increases in base salaries of named executive officers reflected in this table are due to mid-year increases in the fiscal year ended 2000 and not due to any increases in the fiscal year ended in 2001.

(2) No bonuses were earned in 2001. The earned bonus in 2000 and 1999 was based on the Annual Incentive Plan adopted on January 1, 1999. The plan provides for an annual incentive payment (bonus) based on the Company's actual performance against two targets: IBT (income before tax) and revenues. The annual targets are set and approved by the Board. A threshold level of performance is set. For the plan to fund, actual IBT must be at least 90% of target. If the threshold is met, the payout is 50% of the target incentive; if the target is achieved the payout is 100%; and if performance is exceptional, meaning actual performance is 130% of the target or higher, the payout can be 200% of the target incentive. Performance between these points will result in incentive payments calculated on a pro rata basis. The individual target incentives are set as a percentage of each person's salary, but can also be modified based upon individual performance goals set by the Board. The Board determines eligibility for the plan.

(3) The amounts are premiums paid by the Company on life insurance policies on the lives of seven officers, including the named executive officers. Each individual executive owns the policy on his life. This insurance is in addition to a group-term life insurance policy providing term insurance on all the salaried employees, with a maximum coverage per employee of $50,000.

(4) The amounts represent contributions by the Company under the Baltek Corporation Profit Sharing Plan, a qualified contribution plan covering all U.S. non-union employees, to which the Company makes annual contributions out of its profits. Each contribution is allocated to participants on the basis of their respective rates of compensation, but with lesser amounts allocated to compensation that constitutes "wages" for Social Security purposes, in accordance with the rules of the Internal Revenue Code. The Plan provides for vesting of amounts contributed by the Company over a period of years.


                              Employment Agreements

     The Company entered into an employment agreement with Thomas G. Preisel dated as of June 1, 2000 pursuant to which Mr. Preisel is serving as the Company's Senior Vice President and Chief Operating Officer. The agreement provides that it shall continue until terminated by either party upon not less than twenty-four months' written notice to the other party. Under the agreement, Mr. Preisel's base salary is $225,000, subject to increase by the Board of Directors in its sole discretion. The agreement provides that Mr. Preisel shall participate in any pension, profit-sharing, stock option or similar plan of the Company, as well as all Company benefit plans, in each case if available to employees or executives of the Company generally. Pursuant to the agreement, the Company also provides Mr. Preisel with a suitable automobile and related insurance. Mr. Preisel has agreed to maintain the confidentiality of information concerning the Company and has agreed not to solicit customers or otherwise disrupt the business of the Company for a two-year period following termination of the agreement.

     The Company entered into an employment and consulting agreement with Antonio R. Diaz dated as of June 1, 2000 pursuant to which Mr. Diaz served as the Company's Vice President-Latin American Operations until he retired on December 31, 2001. Mr. Diaz will continue as a consultant to the Company for a period of two years from December 31, 2001 at rate of $114,000 per annum. Pursuant to the agreement, the Company also provides Mr. Diaz with a suitable automobile and related insurance. Mr. Diaz has agreed to maintain the confidentiality of information concerning the Company and has agreed not to solicit customers or otherwise disrupt the business of the Company for a two-year period following termination of the agreement.

     The Company entered into an employment agreement with Antonio L. Diaz dated as of May 1, 2001 pursuant to which Mr. Diaz served as the Company's Director for Latin America. On January 1, 2002 Mr. Diaz was promoted to Vice President-Latin American Operations and, except for his new title, the terms and conditions of his employment agreement remain the same. The agreement provides that it shall continue until terminated by either party upon not less than twenty-four months written notice to the other party. Under the agreement, Mr. Diaz's base salary is $165,000, subject to increase by the Board of Directors in its sole discretion. The agreement provides that Mr. Diaz shall participate in any pension, profit-sharing, stock option or similar plan of the Company, as well as all Company benefit plans, in each case if available to employees or executives of the Company generally. Pursuant to the agreement, the Company also provides Mr. Diaz with a suitable automobile and related insurance. Mr. Diaz has agreed to maintain the confidentiality of information concerning the Company and has agreed not to solicit customers or otherwise disrupt the business of the Company for a two-year period following termination of the agreement.

     The Company entered into an employment agreement with Harold Gutmann dated as of January 1, 2002 pursuant to which Mr. Gutmann is serving as the Company's Vice President, U.S. Manufacturing. The agreement provides that it shall continue until terminated by either party upon not less than twenty-four months' written notice to the other party. Under the agreement, Mr. Gutmann's base salary is $170,000, subject to increase by the Board of Directors in its sole discretion. The agreement provides that Mr. Gutmann shall participate in any pension, profit-sharing, stock option or similar plan of the Company, as well as all Company benefit plans, in each case if available to employees or executives of the Company generally. Pursuant to the agreement, the Company also provides Mr. Gutmann with a suitable automobile and related insurance. Mr. Gutmann has agreed to maintain the confidentiality of information concerning the Company and has agreed not to solicit customers or otherwise disrupt the business of the Company for a two-year period following termination of the agreement.

     The Company has entered into an employment agreement with Ronald Tassello dated as of June 1, 2000 pursuant to which Mr. Tassello is serving as the Company's Chief Financial Officer and Treasurer. The agreement provides that it shall continue until terminated by either party upon not less than twenty-four months' written notice to the other party. Under the agreement, Mr. Tassello's base salary is $170,000, subject to increase by the Board of Directors in its sole discretion. The agreement provides that Mr. Tassello shall participate in any pension, profit-sharing, stock option or similar plan of the Company, as well as all Company benefit plans, in each case if available to employees or executives of the Company generally. Pursuant to the agreement, the Company also provides Mr. Tassello with a suitable automobile and related insurance. Mr. Tassello has agreed to maintain the confidentiality of information concerning the Company and has agreed not to solicit customers or otherwise disrupt the business of the Company for a two-year period following termination of the agreement.

                            Compensation of Directors

     Members of the Board of Directors are not compensated for services on the Board of Directors, except for William F. Nicklin and Benson J. Zeikowitz, who are compensated $3,000 per annum plus a fee of $350 for each meeting of the Board of Directors.


                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Committee's compensation policy is subjective and not subject to specific criteria. The policy of the Compensation Committee as to compensation payable to executive officers is that the executive officers function as an integrated team, headed by the CEO. They earn bonuses under the Annual Incentive Plan, depending primarily upon the profitability of the Company's operations. Increases in the salaries of officers are not based on the profit performance of the Company, but rather on exceptionally valuable services of particular officers and also on years of service. Base salaries of executive officers were not increased in the fiscal year ended 2001.

     The base compensation of the President and CEO was not increased for the fiscal year ended 2001. The compensation received by him for that year is based on services over a period of more than 50 years for the Company and its predecessors. His work requires involvement and decision-making in all areas of the Company's core material and seafood businesses in the

United States, Europe, Ecuador and all other markets where the Company's products are sold. His compensation for 2001 was well-earned.

                                 COMPENSATION COMMITTEE
                                 Bernard J. Wald
                                 William F. Nicklin


                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business at the end of the years 1996 through 2001 in: (a) the Company's common stock; (b) the NASDAQ Value Index; and
(c) the SIC Based Peer Group #2430 Millwork, Veneer, Plywood. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indices.

                             INDEX OF TOTAL RETURNS:

                 Baltek Corporation; NASDAQ Market Value Index;
                   Peer Group #2430 Millwork, Veneer, Plywood
                       January 1, 1997 - December 31, 2001

                         COMPARE CUMULATIVE TOTAL RETURN
                            AMONG BALTEK CORPORATION,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                      [Graphic-Chart-Plotted Points Below]

                          1996     1997     1998     1999     2000     2001
---------------------- --------- -------- -------- -------- -------- -------
BALTEK CORPORATION       100.00   127.59   136.21   103.45    93.32   102.76
---------------------- --------- -------- -------- -------- -------- -------
SIC CODE INDEX           100.00   122.87   113.96   154.39   113.45   111.63
---------------------- --------- -------- -------- -------- -------- -------
NASDAQ MARKET INDEX      100.00   122.32   172.52   304.29   191.25   152.46

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On recommendation of the Audit Committee, the Board of Directors recommends the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2002.

     A representative of Deloitte & Touche LLP will be present at this Annual Meeting with the opportunity to make a statement and to respond to shareholder questions.

     The Board of Directors considers Deloitte & Touche LLP to be well qualified to serve as auditors. The Board of Directors recommends a vote "For" the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the year 2002.

     Ratification of the selection of Deloitte & Touche LLP as independent auditors requires the affirmative vote of a majority of shareholders present in person or by proxy at this meeting and voting on this proposal.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the best of the Company's knowledge, all forms that were required to be filed with the Securities and Exchange Commission during 2001 under Section 16
(a) of the Securities and Exchange Act of 1934 by any of the Company's directors or officers were filed in a timely fashion, except that Jacques and Jean Kohn each filed one late Form 4 reporting one transaction and Bernard Kohn filed one late Form 4 reporting two transactions.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Company for inclusion in the 2003 Annual Meeting of Shareholders proxy materials must be received by the Company not later than December 24, 2002.


                                  OTHER MATTERS

     While the Board of Directors does not know of any matters which may be brought before the meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that shares represented by proxies will be voted in support of the Board of Directors on any question which may properly be submitted at the meeting. By Order of the Board of Directors
                                    /s/MARGOT W. KOHN
                                    -----------------
                                    MARGOT W. KOHN
                                    Secretary
Northvale, New Jersey
April 23, 2002

X PLEASE MARK VOTES
  AS IN THIS EXAMPLE
                                 REVOCABLE PROXY
                               BALTEK CORPORATION

                       SOLICITED BY THE BOARD OF DIRECTORS

               PROXY for Annual Meeting of Shareholders to be held
           on May 23, 2002 at 10:00 A.M. Eastern Daylight Time at the
                offices of Baltek Corporation, 10 Fairway Court,
                             Northvale, New Jersey.

     The undersigned hereby appoints Jacques Kohn, Benson J. Zeikowitz and Bernard J. Wald, or any one of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders (including adjournments) of Baltek Corporation to be convened May 23, 2002.

     1.For all directors/nominees listed (except any nominee whose name is written in by shareholder)

        Nominees: Jacques Kohn, Jean Kohn, Henri-Armand
                  Kohn, Benson J. Zeikowitz, Bernard J. Wald, Margot
                  W. Kohn, William F. Nicklin

                                 With-   For All
                         For     hold    Except
                        [ _ ]    [ _ ]    [ _ ]

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

     2.Proposal to approve the selection of Deloitte & Touche LLP as auditors of the Company.

                         For    Against  Abstain
                        [ _ ]    [ _ ]    [ _ ]

     3.In their discretion, upon such matters as may properly come before the meeting.

     The Board of Directors recommends a vote FOR Proposals 1 and 2.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE RESOLUTIONS LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE STOCKHOLDER, BUT IF NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AND OTHERWISE ACCORDING TO MANAGEMENT RECOMMENDATIONS.

          This proxy is to be voted for each proposition unless a contrary vote is specified. It may be revoked at any time prior to its exercise in person or by a writing delivered to the Secretary of the Company.
          When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.

     Please be sure to sign and date this Proxy in the box below.

                  ___________________________________________
                                      Date

                  ___________________________________________
                             Shareholder sign above

                  ___________________________________________
                          Co-holder (if any) sign above

=> Detach above card, sign, date and mail in postage paid envelope provided. =>

                               BALTEK CORPORATION
                              NORTHVALE, NJ 07647

--------------------------------------------------------------------------------
       PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED
            ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________________

___________________________________________

___________________________________________